                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            AGREE REALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  [AGREE LOGO]

                            AGREE REALTY CORPORATION
                           31850 Northwestern Highway
                           Farmington Hills, MI 48334

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 2001
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AGREE REALTY CORPORATION, a Maryland corporation, will be held at 10:00 a.m. local time, on May 7, 2001, at the Best Western Executive Hotel & Suites, 31525 West 12 Mile Road, Farmington Hills, Michigan for the following purposes:

     1. To elect one director to serve until the annual meeting of stockholders in 2004, or until a successor is duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 21, 2001 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

                                          By Order of the Board of Directors

                                          /s/ Kenneth R. Howe

                                          Kenneth R. Howe
                                          Vice President, Finance and
                                          Secretary

March 23, 2001
Farmington Hills, Michigan

                        [AGREE REALTY CORPORATION LOGO]

                            AGREE REALTY CORPORATION
                           31850 Northwestern Highway
                           Farmington Hills, MI 48334
--------------------------------------------------------------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 2001
--------------------------------------------------------------------------------

                                    GENERAL

     This proxy statement (the "Proxy Statement") is furnished by the Board of Directors of Agree Realty Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 7, 2001 (the "Annual Meeting"), to be held at the Best Western Executive Hotel & Suites, 31525 West 12 Mile Road, Farmington Hills, Michigan, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 21, 2001, will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by preparation at the Annual Meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the Annual Meeting and voting in person.

     Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, and the inspectors, assisted by the Company's Secretary, will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telecopy or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to stockholders on or about March 23, 2001.

     As of March 12, 2001, 4,416,869 shares of Common Stock of the Company's, $.0001 par value per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, executive officers and Directors of the Company had the power to vote approximately 2.89% of the outstanding shares of Common Stock. The Company's executive officers and Directors have advised the Company that they intend to vote their shares of Common Stock in favor of the proposal set forth in this Proxy Statement.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     The Board of Directors of the Company currently consists of five Directors. The Directors currently are divided into three classes, consisting of one member whose term expires at this Annual Meeting, two members whose terms expire at the 2002 annual meeting of stockholders and two members whose terms expire at the 2003 annual meeting of stockholders. At the Annual Meeting, one Director will be elected and qualified. Ellis Wachs is nominated for Director, to hold office for a term of three years until the annual meeting of stockholders to be held in 2004. The terms of Richard Agree and Michael Rotchford expire in 2002 and the terms of Gene Silverman and Farris Kalil expire in 2003. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

NOMINEES FOR ELECTION AS DIRECTOR

     THE FOLLOWING INDIVIDUAL IS NOMINATED FOR ELECTION AS DIRECTOR AT THE ANNUAL MEETING:

     Ellis G. Wachs, 71, has been a Director of the Company since 1993. Mr. Wachs is one of the four founders of Charming Shoppes, Inc. where, for a forty year period ending in 1991, he held various positions, including Executive Vice President, with various responsibilities including merchandise acquisition, real estate leasing and site location. Since 1991 he has served as a consultant to Charming Shoppes, Inc. and he currently is a real estate investor. He is a graduate of the University of Illinois and a board member of the Philadelphia Free Library. Mr. Wachs is a nominee for a three-year period expiring in 2004.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     Richard Agree, 57, has been President and Chairman of the Board of Directors since December 1993. Prior thereto, he worked as managing partner of the general partnerships which held the Company's properties prior to the formation of the Company and the initial public offering and was President of the predecessor company since 1971. Mr. Agree has managed and overseen the development of over 4,000,000 square feet of anchored shopping center space during the past 30 years.

     Michael Rotchford, 42, has been a Director of the Company since December 1993. He is a Managing Director for Cushman & Wakefield, Inc., a company specializing in real estate services. Prior to joining Cushman & Wakefield in 2000 he served as Managing Director of The Saratoga Group, an investment banking organization specializing in tax and asset-based financing. Mr. Rotchford had been with The Saratoga Group since 1991. Prior to 1991, Mr. Rotchford was a Director in the investment banking division of Merrill Lynch & Co. where he managed the commercial mortgage placement group. Mr. Rotchford holds a bachelor's degree, with high honors, from the State University of New York at Albany. He is also a licensed real estate broker, a registered representative and a Securities Principal.

     Gene Silverman, 66, has been a director of the Company since April 1994; Mr. Silverman is currently a consultant to the entertainment industry. From July 1993 until his retirement in December 1995, Mr. Silverman served as the President and Chief Executive Officer of Polygram Video, USA, a division of Polygram N.V., a New York Stock Exchange listed company. Prior thereto, he was Senior Vice President of sales at Orion Home Video from 1987 through 1992. In 1979 Mr. Silverman founded the Detroit-based distribution company named Video Trend, Inc. In addition, he owned and operated Music Trend, Inc. and Merit Music Distribution, Inc. in Detroit.

     Farris G. Kalil, 62, has been a Director of the Company since December 1993. Mr. Kalil is currently a financial consultant. From November 1996 until his retirement in May 1999 Mr. Kalil served as Director of Business Development for the Commercial Lending Division of Michigan National Bank, a national banking institution. From May 1994 to November 1996, Mr. Kalil served as a Senior Vice President for Commercial Lending at First of America
Bank -- Southeast Michigan, N.A. Prior thereto, Mr. Kalil served as a Senior Vice President of Michigan National Bank where he headed the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group, and the Government Insured Multi-Family Department. He had been with Michigan National Corporation since 1960. Mr. Kalil received his B.S. from Wayne State University and continued his education at the Northwestern University School of Mortgage Banking.

     The Board of Directors met five times during fiscal year 2000. During the year ended December 31, 2000, each Director attended 75 percent or more of the aggregate of both (i) the total number of the meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the board on which each such Director served.

COMPENSATION OF DIRECTORS

     Directors of the Company are currently paid an annual fee of $7,000. In addition the chairman of the Audit Committee receives and annual fee of $2,000. Directors traveling from outside the Farmington Hills, Michigan area, are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 2000, the Company paid total compensation of $34,600 to the Directors. No fees are paid to Directors who are employees of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: The Executive Committee, the Audit Committee and the Executive Compensation Committee.

     The Executive Committee is composed of Messrs. Agree, Rotchford and Wachs. The committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the Board of Directors except for those which require action by a majority of the independent Directors or the entire Board. The Executive Committee met once during 2000.

     The Audit Committee is composed of Messrs. Kalil, Wachs and Silverman, each of whom is independent (as defined in Section 303 of the New York Stock Exchange's Listed Company Manual). The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four (4) times during 2000.

     The Executive Compensation Committee is composed of Messrs. Kalil, Silverman and Wachs. The Executive Compensation Committee determines compensation for the Company's executive officers, in addition to administering the Company's stock option and other employee benefit plans, including the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan"). The Executive Compensation Committee met once during 2000.

                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to Mr. Howe, Mr. Schaefer and Mr. Prueter the only executive officers that are not Directors of the Company.

     Kenneth R. Howe, 52, has been Vice President, Finance of the Company since June 1994 and Secretary of the Company since November 1993. Prior to being appointed as Vice President, Finance, Mr. Howe served as Chief Financial Officer of the Company since November 1993. From 1989 to April 1994 he was Controller of Agree Development Company, a predecessor of the Company. From 1984 to 1989, he was a partner in Straka, Jarackas and Company, a public accounting firm with which he was employed since 1974. He is a graduate of Western Michigan University and a certified public accountant.

     Mr. Bruce J. Schaefer, 57, has been Vice President, Leasing of the Company since January 1, 1998. Prior to being appointed to this position, Mr. Schaefer had directed the Company's leasing activities since April 1994. From 1988 to April 1994 he coordinated all leasing activities for Agree Development Company.

     Mr. David J. Prueter, 45, has been Vice President, of the Company since January 10, 2000. From 1997 until joining Agree Realty Corporation Mr. Prueter was Director of U.S. Real Estate for Borders, Inc. Prior to joining Borders, Inc. Mr. Prueter served as the Senior Manager of Real Estate Operations for the Kroger Co. Mr. Prueter is a state committee member of the Michigan chapter of the International Council of Shopping Centers, holds a MCR from NACORE and is a graduate of Western Michigan University.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's common stock ("10% Stockholders"), to file reports of beneficial ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

     To the best of the Company's knowledge, based upon copies of Forms furnished to it and written representations from executive officers, directors and 10% Stockholders, all applicable Section 16(a) reporting requirements were complied with during the year ended December 31, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The beneficial ownership of the Common Stock with respect to each director of the Company, each executive officer of the Company, each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and all directors and executive officers of the Company as a group as of March 15, 2001 is set forth below.

                                                  AMOUNT AND
                                                  NATURE OF
          NAME AND BUSINESS ADDRESS               BENEFICIAL     PERCENT
           OF BENEFICIAL OWNERS(1)               OWNERSHIP(2)    OF CLASS
          -------------------------              ------------    --------
Richard Agree................................      467,585         9.18%
Edward Rosenberg.............................      353,736         6.94%
Kenneth R. Howe..............................       28,750             *
David J. Prueter.............................       23,085             *
Bruce J. Schaefer............................       15,175             *
Gene Silverman...............................       11,893             *
Farris G. Kalil..............................       10,000             *
Ellis G. Wachs...............................        1,000             *
Michael Rotchford............................        1,000             *
                                                   -------        ------
All directors and executive officers as a
  group
  (8 persons)................................      558,488        10.96%
                                                   =======        ======

---------------------
* Less than 1%

(1) The address of each person is c/o the Company at 31850 Northwestern Highway, Farmington Hills, MI 48334

(2) Includes shares of Common Stock issuable upon conversion of limited partnership units held by Messrs. Agree and Rosenberg in Agree Limited Partnership, the Company's operating partnership. These units entitle Messrs. Agree and Rosenberg to acquire 347,619 and 257,794 shares of Common Stock, respectively. These numbers also include shares of Common Stock subject to options exercisable within 60 days granted to Messrs. Agree and Howe of 18,375 and 4,900, respectively, and 60,000 shares of Common Stock assigned by Mr. Agree to his children's irrevocable investment trusts. These numbers also include 30,400, 23,250, 14,150 and 2,500 shares of restricted stock held by Messrs. Agree, Howe, Schaefer and Prueter respectively.

                             EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

     The Company pays compensation to its executive officers for their services in such capacity. The following Summary Compensation Table sets forth the annual and long-term compensation paid by the Company to each executive officer of the Company (the "Named Executive Officers") for, or with respect to, the fiscal periods ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                           ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                       ---------------------------    ------------------------------
                                                                                       COMMON STOCK
                                                                      RESTRICTED        UNDERLYING
                                                                        STOCK          STOCK OPTION
    NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS     AWARDS($)        AWARDS (#SHS)
    ---------------------------        ----     ------      -----     ----------       -------------
Richard Agree......................    2000    $160,096         --    $83,974(1)(2)         --
  Chairman of the Board                1999    $142,308         --     63,900(1)            --
     and President                     1998    $111,538         --     37,260(1)            --
Kenneth R. Howe....................    2000    $106,731    $16,923    $51,390(1)(2)         --
  Vice President, Finance              1999    $ 95,769    $15,385    $44,938(1)            --
     and Secretary                     1998    $ 79,615    $13,077    $44,938(1)            --
Bruce J. Schaefer..................    2000    $ 97,913    $34,665    $34,156(1)(2)         --
  Vice President, Leasing              1999    $ 82,885    $29,058    $26,292(1)            --
                                       1998    $ 73,116    $41,921    $26,292(1)            --
Davis J. Prueter...................    2000    $137,308    $50,000         --(1)(2)         --
  Vice President

---------------------
(1) The dollar value of the award of restricted stock is calculated by multiplying the closing market price of the Common Stock on the date of the award by the number of shares awarded. Messrs. Agree, Howe, Schaefer and Prueter were awarded 7,200, 4,000 2,500 and 2,500 shares of restricted stock on January 1, 2001; Messrs. Agree, Howe and Schaefer were awarded 7,200, 4,000 and 2,500 shares of restricted stock on January 1, 2000; Messrs. Agree, Howe and Schaefer were awarded 7,200, 4,000 and 2,500 shares of restricted stock on January 1, 1999; Messrs. Agree and Howe were awarded 4,800 and 2,750 shares on January 1, 1998. These shares of restricted stock are (i) subject to restrictions on transfer which lapse in equal annual installments over a five-year period from the date of the grant and (ii) are entitled to dividends from the date of the grant.

(2) At December 31, 2000, Messrs. Agree, Howe and Schaefer owned 23,200, 19,250 and 11,650 shares of restricted stock, respectively, the market value (as computed pursuant to footnote (1) above) of which was $319,000, $264,687 and $160,187 respectively.

OPTION GRANTS

     During the year ended December 31, 2000, the Company did not grant any stock options to purchase shares of Common Stock.

OPTION EXERCISES IN 2000 AND YEAR-END VALUES TABLE

     The following table sets forth certain information with respect to unexercised stock options held by the Named Executive Officers at December 31, 2000. None of the Named Executive Officers exercised any stock options during the year ended December 31, 2000.

                        VALUE OF UNEXERCISED OPTIONS(1)

                                                           NUMBER OF
                                                     UNEXERCISED OPTIONS AT
                                                      DECEMBER 31, 2000(2)
                                                  ----------------------------
         NAME AND PRINCIPAL POSITION              EXERCISABLE    UNEXERCISABLE
         ---------------------------              -----------    -------------
Richard Agree.................................      18,375            --
  Chairman of the Board and
     President
Kenneth R. Howe...............................       4,900            --
  Vice President, Finance and
     Secretary

---------------------
(1) No options were in-the-money at December 31, 2000.

(2) All unexercised options are fully vested, have an exercise price of $19.50 per share and expire upon employment termination.

EMPLOYMENT AGREEMENTS

     The Company's current employment agreements with Mr. Agree and Mr. Howe became effective on July 1, 1999. Mr. Prueter's employment agreement became effective on January 10, 2000. Mr. Schaefer does not have an employment contract with the Company. Mr. Agree's employment agreement, pursuant to which he serves Chairman of the Board of Directors and President of the Company, has a five-year term. Under his employment agreement, Mr. Agree receives an annual base salary of $165,000, subject to annual increases at the discretion of the Executive Compensation Committee of the Board of Directors, and is entitled to participate in the Stock Incentive Plan and all other benefit programs generally available to executive officers of the Company.

     If the Company terminates Mr. Agree's employment without cause (as defined below), he is entitled to receive a payment equal to his annual salary (at the then applicable rate) and has the right to continue to participate in all benefit plans made generally available by the Company to its executives during the agreement's Initial Term.

     If a change-in-control (as defined in the employment agreement) occurs prior to the expiration of Mr. Agree's employment agreement and within three years after the change-in-control of the Company Mr. Agree is terminated by the Company, Mr. Agree is entitled to be paid the greater of three times his then compensation, or his compensation to be paid over the remaining life of the employment agreement.

     The Company may terminate Mr. Agree's agreement for "cause" which is defined to include (i) willful failure or refusal to perform specific reasonable written directives of the Board of Directors; (ii) conviction of a felony; (iii) dishonesty involving the Company which results in an unjust gain or enrichment at the expense of the Company; (iv) moral turpitude which adversely affects the business of the Company; or (v) a material breach of the non-competition section of the employment agreement. In the event of Mr. Agree's termination for cause he will forfeit his right to any and all benefits entitled to be received pursuant to his employment agreement (other than any previously vested benefits) following the date of termination. Mr. Agree's agreement may also be terminated if Mr. Agree dies or becomes disabled (as defined in the agreement). In the event of termination of the agreement because of Mr. Agree's death or disability, Mr. Agree (or his estate) shall receive for the longer of (i) the remainder of the calendar year; or (ii) six months Mr. Agree's salary in effect at the date of his death or disability.

     The employment agreement with Mr. Howe, pursuant to which he serves as the Company's chief Financial Officer and Secretary, is identical to Mr. Agree's employment agreement, except that Mr. Howe's agreement provides for an annual base salary of $110,000.

     The employment agreement with Mr. Prueter, pursuant to which he serves as the Company's Vice President, is also identical to Mr. Agree's employment agreement, except that Mr. Prueter's agreement provides for an annual base salary of $140,000 in year one, $150,000 in year two, $160,000 in years three through five. The agreement also entitles Mr. Prueter to receive as an additional bonus 2,500 shares of restricted stock each year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No person who served as a member of the Executive Compensation Committee during 2000 (i) was an officer or employee of the Company during such year, (ii) was formerly an officer of the Company or (iii) was a party to any material transaction with the Company.

     No executive officer of the Company served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on the Executive Compensation Committee or the Board of Directors of the Company.

                         COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee is comprised of Messrs. Kalil, Silverman and Wachs. Members of the Executive Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors.

     The Executive Compensation Committee determines compensation for the Company's executive officers and administers any stock incentive or other compensation plans adopted by the Company, including the Stock Incentive Plan. The Executive Compensation Committee believes that the Company's compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of the stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options and restricted stock awards issued pursuant to the Stock Incentive Plan.

SALARY, BONUS AND OTHER ANNUAL COMPENSATION

     Salary and bonus amounts are determined by the Executive Compensation Committee using a subjective evaluation process. In making determinations of salary and bonus amounts, the Executive Compensation Committee considers the general performance of the Company, the officer's position, level and scope of responsibility, the officer's anticipated performance and contributions to the Company's achievement of its long-term goals. The base salaries for Richard Agree, Kenneth R. Howe and David J. Prueter were established pursuant to their employment agreements.

STOCK INCENTIVE PLAN

     The Executive Compensation Committee is responsible for administering the Stock Incentive Plan, which includes determining the individuals to be granted stock options awards or restricted stock grants and defining the terms of such awards, including the number of shares, exercise price, vesting schedule and expiration date.

     The purpose of the Stock Incentive Plan is to provide compensation to persons whose services are considered essential to the Company. By linking this compensation to the market performance of the Common Stock and the growth in funds from operations the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interest of the Company.

     The Executive Compensation Committee uses a subjective evaluation process to determine whether an officer of key employee should receive a stock option grant or receive a restricted stock award and the number of shares to be granted or awarded to such officer or key employee. It has not set specific objective goals or standards that an officer or key employee must meet to receive a stock option or restricted stock award. The factors considered by the Executive Compensation Committee include the general performance of the Company, the position, level and scope of responsibility of the respective officer or key employee and the officer's or key employee's anticipated performance and contributions to the Company's achievement of its long-term goals.

     In January of 1996, The Executive Compensation Committee awarded Mr. Howe a 1,000 share restricted stock award, in January of 1997, the Committee awarded Messrs. Agree and Howe restricted stock awards of 4,000 and 2,500 shares respectively, in January of 1998, the Committee awarded Messrs. Agree and Howe restricted stock awards of 4,800 and 2,750 shares, respectively, in January 1999, the Committee awarded Messrs. Agree, Howe and Schaefer restricted stock awards of 7,200, 4,000 and 2,500 shares, in January 2000, the Committee awarded Messrs. Agree, Howe and Schaefer restricted stock awards of 7,200, 4,000 and 2,500 shares and in January 2001, the Committee awarded Messrs. Agree, Howe, Schaefer and Prueter 7,200, 4,000, 2,500 and 2,500 shares respectively.

     The Executive Compensation Committee did not grant any options to purchase shares of the Company's Common Stock in 2000.

     The foregoing report is given by the following members of the Executive Compensation Committee:
                                               Farris G. Kalil
                                               Gene Silverman
                                               Ellis G. Wachs

                             AUDIT COMMITTEE REPORT

     The Board of Directors appoints an audit committee each year to review the Company's financial matters. Each member of the Company's audit committee meets the independence requirements set by the New York Stock Exchange. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2000 with management. The committee also discussed all the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors, BDO Seidman, LLP. The audit committee received a written disclosure and letter from BDO Seidman, LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to stockholders and Form 10-K to be filed with the Securities and Exchange Commission.

     On August 1, 2000, the Board of Directors approved a revised written charter to govern the audit committee. A copy of the Company's audit committee charter has been included as Exhibit A to this proxy statement.
                                               Farris Kalil, Chairman
                                               Ellis Wachs
                                               Gene Silverman

                               PERFORMANCE GRAPH

     Rules promulgated under the Securities Exchange Act of 1934 require the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. The graph compares the cumulative total stockholder return of the Common Stock (NYSE: ADC), based on the market price of the Common Stock and assuming reinvestment of dividends, with the SNL Shopping Center REIT Index ("SNL") and the S&P 500 Total Return ("S&P 500"). The graph assumes the investment of $100 on January 1, 1996.

                                  [LINE GRAPH]

---------------------------------------------------------------------------------------------------------------
                                                               PERIOD ENDING
---------------------------------------------------------------------------------------------------------------
            INDEX               12/31/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000
---------------------------------------------------------------------------------------------------------------
 Agree Realty Corporation         100.00       160.73       178.34       166.27       143.07       156.04
---------------------------------------------------------------------------------------------------------------
 S&P 500                          100.00       122.86       163.86       210.64       254.97       231.74
---------------------------------------------------------------------------------------------------------------
 SNL Shopping Center REITs        100.00       132.88       160.55       153.05       135.24       162.58
---------------------------------------------------------------------------------------------------------------

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement of incorporation by reference to this proxy statement into any filing under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under the acts.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leases its executive offices, located at 31850 Northwestern Highway, Farmington Hills, Michigan from Mrs. Arlene Agree, the wife of Mr. Agree. Under the terms of the lease, which expires December 31, 2003 the Company is required to pay an annual rental of $60,000 ($10.00 per square foot) and is responsible for the payment of real estate taxes, insurance and maintenance expenses relating to the building. Management believes that the lease terms are consistent with leases for similar properties in the area.

     The Company and Mr. Agree have entered into a management agreement (the "Management Agreement"), expiring on April 22, 2004, whereby the Company manages two properties for Mr. Agree that are not part of the Company's portfolio for a fee equal to 3.5% of the gross rental income of the two properties. During the year ended December 31, 2000, the Company received approximately $38,000 pursuant to the Management Agreement. In addition, pursuant to the management agreement, the Company has been granted a right of first refusal to purchase both or any one of the two properties on the same terms and conditions as any arm's-length, bona fide, written offer received from an unaffiliated third party. In the event that the Company decides to acquire either or both of the properties, such acquisition will be contingent upon the receipt of a fairness opinion from Raymond James & Associates, Inc. and approved by a majority of the independent directors.

                              INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Audit Committee, BDO Seidman, LLP ("BDO") has been selected to act as independent certified public accountants for the Company during the current year. BDO billed the Company $27,500 for audit and quarterly review services and $14,600 for other non-audit services which consist primarily of fees for tax matters. The Company incurred no expense for financial information systems design and implementation. The Audit Committee believes that the non-audit services provided by BDO are compatible with maintaining its independence.

     A representative of BDO Seidman will be present at the Annual Meeting and will be provided with the opportunity to make a statement if such representative desires to do so. Such representative is also expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated above. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     It is presently contemplated that the 2002 annual meeting of stockholders will be held in mid-May 2002. Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2002 must be received at the Company's office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than November 27, 2001.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors

                                          /s/ Kenneth R. Howe

                                          Kenneth R. Howe
                                          Vice President, Finance and
                                          Secretary

March 23, 2001
Farmington Hills, Michigan

EXHIBIT A

                            AGREE REALTY CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Company's independent accountants.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting in participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board, the members of the Committee may majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

 1. Review and update this Charter periodically, at least annually, as conditions dictate.

 2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

 3. Review the regular internal reports prepared by management. These reports should include among other things, financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

 4. Review with financial management and the independent accountants the Company's quarterly financial statements and each Form 10-Q prior to its filing or prior to the release of earnings, as applicable.

 5. Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

INDEPENDENT ACCOUNTANTS

 6. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Company to determine the accountants' independence. The independent accountants shall be ultimately accountable to the Committee and the Board.

 7. Review, together with the Board, the performance of the independent accountants and recommend any proposed discharge of the independent accounts when circumstances warrant.

 8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

 9. Meet with the independent accountants prior to the annual audit to review the planning and staffing of such audit.

10. Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

11. Discuss with the independent accountants those discussion matters specified by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

FINANCIAL REPORTING PROCESSES

12. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes.

13. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

14. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

15. Meet periodically with management to review the Company's major financial risks and the steps taken by management to monitor and control such risks.

16. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

17. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and any changes required in the planned scope of the audit.

18. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements, including any management letter provided by the independent accountants and the Company's response.

19. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

20. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

21. Review managements monitoring of the Company's compliance with the Company's Ethical Code, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

22. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies, any material reports or inquiries received from regulators or governmental agencies and any matters that might have a material impact on the financial statements.

23. Perform any other activities consistent with this Charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

     While the Committee has the responsibilities and the powers set forth in this Charter, it is not the Committee's duty to plan or conduct audits or to determine whether the Company's financial statements are complete and accurate and have been prepared in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent accountants. The Committee is also not required to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure the Company's compliance with laws and regulations applicable to it and to the Company's Ethical Code.

1304-PS-2001

                                  DETACH HERE

                                     PROXY

                            AGREE REALTY CORPORATION

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Agree and Kenneth R. Howe as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Agree Realty Corporation held on record by the undersigned on March 21, 2001 at the Annual Meeting of Stockholders to be held on May 7, 2001, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR.

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|  SEE REVERSE |                                              | SEE REVERSE |
|     SIDE     |  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  |    SIDE     |
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


















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
                                                            DETACH HERE
                                                                                                                               ____
                                                                                                                                   |
                                                                                                                                   |
      Please mark
[ X ] votes as in
      this example.

     This Proxy when executed will be voted in the manner directed herein.  If no direction is made this Proxy will be voted FOR each of the matters hereon.

     1. Electing one Director:                2. In their judgment, upon such other matters as may properly
        Nominee:  (01) Ellis Wachs               come before the meeting.

                  FOR       WITHHELD
                  [  ]        [  ]





                                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   [  ]

                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 [  ]

                                              NOTE - PLEASE COMPLETE THIS PROXY AND MAIL TO US
                                              PROMPTLY.

                                              (Please sign exactly as your name or names appear hereon.  Where shares are held jointly both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

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